MODIFICATION AND AMENDMENT AGREEMENT

This Modification and Amendment Agreement (“Agreement”) dated as of February 20, 2008 is entered into by and among Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively “Subscribers” or the “Parties”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) dated May 11, 2007 relating to an aggregate investment by Subscribers of up to $5,000,000 of principal amount of promissory notes (“Notes”) of the Company convertible into shares of the Company’s $.001 par value common stock and Common Stock Purchase Warrants (“Warrants”) in the amounts set forth on Schedule A attached hereto; and

WHEREAS, the Company and Subscribers desire to restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.           All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreements and the documents and agreements delivered therewith (“Transaction Documents”).

2.           Only in connection with the Monthly Amounts due on the 11th day of each month commencing February, 2008 through April, 2008, Section 2.1 of the Note is amended as follows:

“2.1.       Payment of Monthly Amount in Cash or Common Stock. Subject to Section 3.2 hereof, the Borrower shall pay the Monthly Amount, at the Borrower’s election, in either of the following manners: (i) in cash within three (3) business days after the applicable Repayment Date, or (ii) in registered Common Stock at an applied conversion rate equal to the lesser of (A) the Fixed Conversion Price (as defined in section 3.1 hereof), or (B) eighty-five percent (85%) of the VWAP (as defined below) as reported by Bloomberg L.P. for the Principal Market for the ten trading days preceding such Repayment Date (as such amount may be adjusted as described herein). Unless waived by the Holder, the Borrower may not elect to pay a Monthly Amount due on a Repayment Date in Common Stock in an amount of shares of Common Stock which would exceed in the aggregate for all Holders of Notes similar to this Note, two hundred percent (200%) of the aggregate daily trading volume for the fifteen (15) trading days preceding the Repayment Date as reported by Bloomberg L.P. for the Principal Market multiplied by the VWAP for the seven trading days preceeding such Repayment Date such amount (the “Exceeding Amount”) . Amounts paid with shares of Common Stock must be delivered to the Holder not later than three (3) business days after the applicable Repayment Date. The Borrower must send notice to the Holder by confirmed telecopier not later than 6:00 PM, New York City time on the fifth trading day preceding a Repayment Date (however the notice in reference to the payment due on February 11, 2008, shall be given within 2 days of execution of this Agreement and the Common Stock will be issued within 2 days of such notice but the VWAP calculation (date for the February 11, 2008 payment) will be February 11) notifying Holder of Borrower’s election to pay the Monthly Amount in cash or Common Stock. The Notice must state the amount of the Monthly Amount including a description of the components of such Monthly Amount and include supporting calculations.

Elections by the Borrower must be made to all Other Holders in proportion to the relative Note principal held by the Holder and the Other Holders. If such notice is not timely sent or if the Monthly Redemption Amount is not timely delivered or if the Borrower elects to pay the Monthly Amount with Common Stock, then Holder shall have the right, instead of the Company, to elect in writing within three (3) trading days prior to the applicable Repayment Date or required Delivery Date, as the case may be, whether to be paid the Exceeding Amount in cash or Common Stock or defer the payment of the relevant Monthly Amount until three (3) business days after demand therefore by the Holder. The conversion price in connection with such deferred Monthly Amount shall be the lowest conversion price that could be calculated for any Repayment Date from the Repayment Date for such deferred Monthly Amount until such Monthly Amount is actually paid. Such Holder’s election shall not be construed to be a waiver of any default by Borrower relating to non-timely compliance by Borrower with any of its obligations under this Note. “VWAP” shall mean the sum of the dollars traded for every purchase and sale of the Common Stock on the Principal Market (determined as the price per share of Common Stock at which such purchase and sale occurred multiplied by the number of shares of Common Stock so purchased and sold) divided by the total shares of Common Stock traded during the period.”

3.            The Fixed Conversion Price as defined in Section 3.1 of the Note is amended to $0.50.

4.            The foregoing notwithstanding, the first Monthly Amount will be paid on February 15, 2008. Any portion of the Monthly Amount paid with shares of Common Stock shall be delivered to the Subscribers, and any restrictive legend upon sale of such Shares under Rule 144 will immediately be removed.

5.           As incentive for the parties to execute this Agreement, not later than five business days after the date of this Agreement, the Company will deliver an aggregate of 30,000 shares of Common Stock (in the amounts designated on Schedule A hereto) pro-rata to Subscribers (“Additional Shares”) who execute this Agreement. The Additional Shares will contain the legend set forth in Section 4(h) of the Subscription Agreement. For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants, undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date. The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscribers as of this date. The Company represents that the Additional Shares are fully paid and non-assessable.

6.           The Company undertakes to make a public announcement on Form 8-K describing this Agreement not later than the fourth business day after the execution of this Agreement.

7.           For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date. The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscribers as of this date.

8.            Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

9.            Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

10.          This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

LIBERTY STAR URANIUM & METALS CORP.

the “Company”

By:___________________________________

“SUBSCRIBERS”

ALPHA CAPITAL ANSTALT	HARBORVIEW MASTER FUND L.P.
PLATINUM PARTNERS LONG TERM GROWTH VI	CHESTNUT RIDGE PARTNERS LP
BRIDGEPOINTE MASTER FUND, LTD.	BRIO CAPITAL LP
DOUBLE U MASTER FUND LP	IROQUOIS MASTER FUND LTD.
ENABLE GROWTH PARTNERS LP	ENABLE OPPORTUNITY PARTNERS LP
ESCROW AGENT

GRUSHKO & MITTMAN, P.C.

SCHEDULE A TO MODIFICATION AGREEMENT

SUBSCRIBERS	ADDITIONAL SHARES TO BE ISSUED
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196
HARBORVIEW MASTER FUND L.P. Harbor House, 2nd Floor Waterfront Drive, Road Town Tortola, BVI Fax: (284) 494-4771
PLATINUM PARTNERS LONG TERM GROWTH VI 152 West 57th Street New York, NY 10019 Attn: Mark Nordlicht Fax: (212)
CHESTNUT RIDGE PARTNERS LP 50 Tice Boulevard Woodcliffe Lake, NJ 07677 Fax: (201) 802-9450
BRIDGEPOINTE MASTER FUND, LTD. 1120 Sanctuary Parkway-Suite 325 Alpharetta, GA 30004 Fax: (770) 777-5844
BRIO CAPITAL LP 401 E. 34th St.-Suite South 33C New York, NY 10016 Fax: (646) 390-2158
DOUBLE U MASTER FUND LP P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770
IROQUOIS MASTER FUND LTD. c/o Iroquois Capital Management, LLC 641 Lexington Avenue, 26th Floor New York, NY 10022 Fax: (212) 207-3452
ENABLE GROWTH PARTNERS LP One Ferry Building, Suite 255 San Francisco, CA 94111 Fax: (415) 677-1580
ENABLE OPPORTUNITY PARTNERS LP One Ferry Building, Suite 255 San Francisco, CA 94111 Fax: (415) 677-1580
TOTAL	30,000

ADDENDUM

This Addendum to the Modification and Amendment Agreement dated as of February 20, 2008 is entered into by and between Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”) and Platinum Partners Long Term Growth VI (“Platinum”) amending the terms of the Modification and Amendment Agreement (“Agreement”) dated as of February 20, 2008 among the Company and the Subscribers to the Subscription Agreement and Transaction Documents dated May 11, 2007.

The foregoing Agreement notwithstanding, the Company and Platinum agree that Sections 2 and 5 of the Agreement shall not apply to Platinum. Furthermore, Platinum waives any anti-dilution protection which may be triggered by the execution of the Agreement by Platinum but will participate in any anti-dilution and ratchet rights and protection of the extent that the other Subscribers are entitled to such rights and protection.

LIBERTY STAR URANIUM & METALS CORP.

By:

PLATINUM PARTNERS LONG TERM GROWTH VI

By:

CW1681034.1